Exhibit 4.02

Counterpart __ of 30

ENTERGY NEW ORLEANS, INC.

to

THE BANK OF NEW YORK MELLON

(formerly The Bank of New York, successor to Harris Trust
Company of New York and Bank of Montreal Trust Company)

As Trustee under the Mortgage and Deed of Trust,

dated as of May 1, 1987 of Entergy New Orleans, Inc.

SIXTEENTH SUPPLEMENTAL INDENTURE

Providing among other things for

First Mortgage Bonds,

5.0% Series due December 1, 2052

(Twentieth Series)

Dated as of November 1, 2012

SIXTEENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2012, between ENTERGY NEW ORLEANS, INC., a corporation of the State of Louisiana, whose post office address is 1600 Perdido Street, Building 505, New Orleans, Louisiana 70112 (the “Company”) and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to Harris Trust Company of New York and Bank of Montreal Trust Company), a New York banking corporation, whose principal corporate trust office is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, as trustee under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the “Original Indenture”; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the “Indenture”);

WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY (The Bank of New York Mellon, successor) and Z. GEORGE KLODNICKI (Stephen J. Giurlando, successor), as trustees (herein called the “First Supplemental Indenture”); and

WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and

WHEREAS, the Company executed and delivered to the Trustees (such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental Indenture, dated as of March 1, 1993, its Fourth Supplemental Indenture, dated as of September 1, 1993, its Fifth Supplemental Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, its Seventh Supplemental Indenture, dated as of July 1, 1998 (the “Seventh Supplemental Indenture”), its Eighth Supplemental Indenture, dated as of July 1, 2000 (the “Eighth Supplemental Indenture”), its Ninth Supplemental Indenture, dated as of February 1, 2001, its Tenth Supplemental Indenture, dated as of October 1, 2002, its Eleventh Supplemental Indenture, dated as of July 1, 2003, its Twelfth Supplemental Indenture dated as of August 1, 2004, its Thirteenth Supplemental Indenture dated as of August 15, 2004, its Fourteenth Supplemental Indenture dated as of June 1, 2005, and its Fifteenth Supplemental Indenture, dated as of November 1, 2010, each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Sixteenth Supplemental Indenture is to be recorded; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York, and, by virtue of Section 9.03 of the Original Indenture, Harris Trust Company of New York became successor Trustee under the Indenture, without execution of any paper or the performance of any further act on the part of any other parties to the Indenture; and

WHEREAS, effective July 15, 2000, Harris Trust Company of New York and Mark F. McLaughlin resigned as Trustee and Co-Trustee, respectively, under the Indenture, and by the Eighth Supplemental Indenture, the Company appointed The Bank of New York and Stephen J. Giurlando as successor Trustee and successor Co-Trustee, respectively, effective July 15, 2000, and The Bank of New York and Stephen J. Giurlando accepted said respective appointments; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon; and

WHEREAS, effective November 1, 2010, Stephen J. Giurlando resigned as Co-Trustee under the Indenture; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, the following series of bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
10.95% Series due May 1, 1997	$75,000,000	None
13.20% Series due February 1, 1991	1,400,000	None
13.60% Series due February 1, 1993	29,400,000	None
13.90% Series due February 1, 1995	9,200,000	None
7% Series due March 1, 2003	25,000,000	None
8% Series due March 1, 2023	45,000,000	$45,000,000
7.55% Series due September 1, 2023	30,000,000	None
8.67% Series due April 1, 2005	30,000,000	None
8% Series due March 1, 2006	40,000,000	None
7% Series due July 15, 2008	30,000,000	None
8.125% Series due July 15, 2005	30,000,000	None
6.65% Series due March 1, 2004	30,000,000	None
6.75% Series due October 15, 2017	25,000,000	None
3.875% Series due August 1, 2008	30,000,000	None
5.25% Series due August 1, 2013	70,000,000	70,000,000
5.65% Series due September 1, 2029	40,000,000	38,950,000
5.60% Series due September 1, 2024	35,000,000	34,097,000
4.98% Series due July 1, 2010	30,000,000	None
5.10% Series due December 1, 2020	25,000,000	25,000,000

; and

WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

WHEREAS, all things necessary to make this Sixteenth Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

NOW, THEREFORE, THIS SIXTEENTH SUPPLEMENTAL INDENTURE WITNESSETH: That ENTERGY NEW ORLEANS, INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto (to the extent of its legal capacity to hold the same for the purpose hereof) THE BANK OF NEW YORK MELLON, as Trustee under the Indenture, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the “Municipalization Interest”); and (2) all properties of the Company, real, personal and mixed, of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article VI hereof and all other properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and presently; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.

PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Sixteenth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and chooses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Indenture by reason of the occurrence of a Default.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto (to the extent of its legal capacity to hold the same for the purposes hereof) THE BANK OF NEW YORK MELLON, and its successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixteenth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and their successors as Trustee of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in said trust under the Indenture, as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01                      Terms From the Original Indenture and First through Fifteenth Supplemental Indentures. Except as set forth in Section 1.02 below, all defined terms used in this Sixteenth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Fifteenth Supplemental Indentures, as the case may be.

Section 1.02                      Certain Defined Terms. As used in this Sixteenth Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term “Bonds of the Twentieth Series” shall have the meaning specified in Section 2.01.

The term “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Section 1.03                      References are to Sixteenth Supplemental Indenture. Unless the context otherwise requires, all references herein to “Articles”, “Sections” and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Sixteenth Supplemental Indenture, and the words “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Sixteenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

Section 1.04                      Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.

ARTICLE II

THE TWENTIETH SERIES

Section 2.01                      Bonds of the Twentieth Series. Pursuant to Section 2.01 of the Original Indenture, there shall be a series of bonds designated 5.0% Series due December 1, 2052 (herein sometimes referred to as the “Bonds of the Twentieth Series”), each of which shall also bear the descriptive title “First Mortgage Bond”. The form of Bonds of the Twentieth Series shall be substantially in the form of Exhibit A hereto. Bonds of the Twentieth Series (which shall be issued in the aggregate principal amount of $30,000,000) shall mature on December 1, 2052 and shall be issued only as fully registered bonds in denominations of Twenty Five Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Twentieth Series shall bear interest at the rate of five percent (5.0%) per annum (except as hereinafter provided), payable quarterly on March 1, June 1, September 1, and December 1 of each year, and at maturity or earlier redemption, the first interest payment to be made on March 1, 2013 for the period from the date of original issuance of the Bonds of the Twentieth Series to March 1, 2013; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on Bonds of the Twentieth Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of Bonds of the Twentieth Series shall bear interest (before and after judgment) at the rate of six percent (6.0%) per annum. Interest on the Bonds of the Twentieth Series shall be computed on the basis of a 360-day year consisting of 12 thirty-day months. Interest on Bonds of the Twentieth Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed. In any case where any interest payment date, redemption date or maturity of any Bond of the Twentieth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding interest payment date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amounts so payable for the period from and after such interest payment date, redemption date or maturity, as the case may be, to such Business Day.

The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Twentieth Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Section 2.02                      Redemption of Bonds of the Twentieth Series. (a) Bonds of the Twentieth Series shall be redeemable at the option of the Company, in whole or in part, upon notice mailed to each registered owner at his or her last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption at any time on or after December 1, 2017, at a redemption price equal to the principal amount of the bonds of the Twentieth Series being redeemed, plus accrued and unpaid interest thereon to the redemption date.

(b) Bonds of the Twentieth Series shall also be redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended.  Any redemption under said Section 3.04, as amended, shall be at a redemption price equal to 100% of the principal amount of the Bonds of the Twentieth Series being redeemed plus accrued and unpaid interest thereon to the redemption date.

(c) Bonds of the Twentieth Series shall also be redeemable as follows:

Should all or substantially all of the Mortgaged and Pledged Property be taken by the City of New Orleans or any instrumentality or designee thereof by the exercise of the power of eminent domain or taken by the exercise by the City of New Orleans or any instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property be voluntarily sold, transferred or otherwise conveyed to the City of New Orleans or such instrumentality or designee thereof, then, in any such event, the Company shall, upon the consummation of such taking, sale, transfer or other conveyance (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), immediately request the Trustee to take, and upon receipt of such request the Trustee shall take, all requisite action to prepare (in consultation with the Company) and to mail written notice thereof to each registered holder of any Outstanding Bond of the Twentieth Series, at his or her last address appearing upon the registry books, such notice (hereinafter referred to in this Section 2.02(c) as the “Trustee’s Special Notice”), to state that it is given pursuant to this Section 2.02(c) of this Sixteenth Supplemental Indenture and that the holder of any Bond or Bonds of the Twentieth Series then Outstanding shall have the right to require the Company to redeem such Bond or Bonds of the Twentieth Series, in whole or in part, on the terms and subject to the conditions hereinafter in this Section 2.02(c) set forth.

Upon the mailing of the Trustee’s Special Notice, the holder of any Bonds of the Twentieth Series then Outstanding may, within forty-five (45) days from the date of the Trustee’s Special Notice, give the Trustee written notice of such holder’s intent to have his or her Bond or Bonds of the Twentieth Series redeemed by the Company on the sixtieth (60th) day following the date of the Trustee’s Special Notice, upon delivery and surrender of such Bond or Bonds of the Twentieth Series accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45th) day following the date of the Trustee’s Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his or her Bond or Bonds of the Twentieth Series so redeemed, the Company shall, on the sixtieth (60th) day following the date of the Trustee’s Special Notice, redeem any such Bond or Bonds of the Twentieth Series that are properly delivered and surrendered for that purpose at the special redemption price of 101% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.

Section 2.03                      Transfer and Exchange. (a) At the option of the registered owner, any Bonds of the Twentieth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Twentieth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his or her duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

Upon any such exchange or transfer of Bonds of the Twentieth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Twentieth Series.

Section 2.04                      Dating of Bonds and Interest Payments. (a) Each Bond of the Twentieth Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond); provided that each Bond of the Twentieth Series dated prior to March 1, 2013 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Twentieth Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Twentieth Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Twentieth Series.

(b) Notwithstanding the foregoing, Bonds of the Twentieth Series shall be dated so that the person in whose name any Bond of the Twentieth Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Twentieth Series are registered at the close of business on the Business Day immediately preceding the date of payment of such defaulted interest. Any Bond of the Twentieth Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Twentieth Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days immediately preceding any interest payment date of said series.

Section 2.05    Additional Bonds of the Twentieth Series.  Upon the delivery of this Sixteenth Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, as heretofore supplemented, there shall be an initial issue of Bonds of the Twentieth Series for the aggregate principal amount of $30,000,000.  Additional Bonds of the Twentieth Series, without limitation as to amount, having substantially the same terms as the Outstanding Bonds of the Twentieth Series (except for the issue date, the price to public and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, as heretofore supplemented, without the notice to or the consent of the existing holders of the Bonds of the Twentieth Series.

ARTICLE III

OTHER PROVISIONS FOR RETIREMENT OF BONDS

Section 3.01                      Exchange or Redemption upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, is hereby further amended to insert the following words immediately after the words “the Sixteenth Supplemental Indenture”:

“, shall (as to the New LP&L Bonds being exchanged for the Bonds of the Twentieth Series) be subject to redemption at the option of the Company on terms similar to those provided in the Sixteenth Supplemental Indenture,"

Section 3.02                      Redemption Price upon Merger or Consolidation. The redemption price for any Bonds of the Twentieth Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, and as subsequently amended, shall be equal to 100% of the principal amount of the Bonds of the Twentieth Series to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

ARTICLE IV

COVENANTS

Section 4.01                      Maintenance of Paying Agency. So long as any Bonds of the Twentieth Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any Bonds of the Twentieth Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

Section 4.02                      Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in principal amount of Bonds of the Twentieth Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such Bonds.

ARTICLE V
The Company Reserves The Right to Amend
Certain provisions Of The Indenture

Section 5.01                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend Section 1.05 of the Indenture to replace the first two paragraphs thereof with three paragraphs reading substantially as follows:

“Section 1.05. The term “Funded Property Certificate” shall mean an Independent Engineer’s Certificate delivered to the Trustee, within ninety days after the date thereof,
(A) stating the aggregate principal amount of bonds then Outstanding under this Indenture;
(B) stating the aggregate principal amount of bonds which the Company is then entitled to have authenticated and delivered by compliance with the provisions of Section 6.01 hereof;
(C) stating an amount equal to 10/7 of the sum of the amounts stated in clauses (A) and (B) above;
(D) describing all or any portion of the Mortgaged and Pledged Property which, in the opinion of the signers, has an aggregate fair value not less than the amount stated in clause (C) above.

The term “Funded Property” shall mean:

(1) all Mortgaged and Pledged Property described in the most recent Funded Property Certificate delivered to the Trustee;
(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee;

(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture after the date of the most recent Funded Property Certificate delivered to the Trustee, subject, however, to the provisions of Section 11.03 hereof;

(4) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired after the date of the most recent Funded Property Certificate delivered to the Trustee; and

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash as hereinafter defined after the date of the most recent Funded Property Certificate delivered to the Trustee, except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of other Sections of this Indenture.

In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (2), (3) and (5) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.”

The foregoing amendment shall not become effective until the Company shall have delivered a Funded Property Certificate to the Trustee.

Section 5.02                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend clause (a) of subdivision (2) of Section 11.03 of the Indenture to read substantially as follows:
“(a) that the Company has decided to release from the Lien hereof the property to be released.”

Section 5.03                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend Section 11.03 of the Indenture to delete the clause at the end of subdivision (3) beginning with the words “provided, however, that (i) no obligations ....” and ending with the words “... under the 1944 Mortgage” and substituting therefor substantially the following:

“provided, however, that no obligations secured by a purchase money mortgage upon any property being released from the Lien hereof shall be used as a credit in any application for such release unless the Company shall deliver to the Trustee a certificate or opinion of an engineer, appraiser or other expert as to the fair value of such purchase money mortgage obligations to the Company, and provided further, that if the fair value to the Company of such purchase money mortgage obligations and of all other securities (other than bonds authenticated and delivered hereunder) made the basis of any authentication and delivery of bonds hereunder, the withdrawal of any cash constituting part of the trust estate hereunder, or the release of any property or securities from the Lien hereof since the commencement of the then calendar year, as set forth in the certificates or opinions required by this clause, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, such certificate or opinion shall be made by an independent engineer, appraiser, or other expert; but such a certificate of an independent engineer, appraiser, or other expert shall not be required with respect to any purchase money mortgage obligations so deposited, if the fair value thereof to the Company as set forth in the certificate or opinion required by this clause is less than twenty-five thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate principal amount of bonds at the time Outstanding under this Indenture.”

Section 5.04                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend clause (c) of subdivision (3) of Section 11.03 of the Indenture to read substantially as follows:

“(c) X%, as hereinafter defined, of the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any Corresponding Retired Bonds, as hereinafter defined, shall be deemed to have been made the basis of the release of such property; for purposes of this clause (c), the following definitions shall apply:

The term “X%” shall mean the reciprocal of the percentage appearing in Section 5.03 of the Indenture at the time that the Corresponding Retired Bond, as hereinafter defined, was originally authenticated and delivered; and

The term “Corresponding Retired Bond” shall mean the bond or fraction of a bond selected by the Company to serve as the basis under the provisions of Section 6.01 of the Indenture for such right to the authentication and delivery of bond(s) or fraction of a bond so waived.”

Section 5.05                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend Section 15.02 the Indenture to add a new paragraph at the end reading substantially as follows:

“In case the Company, as permitted by Section 15.01 hereof, shall convey or transfer, subject to the Lien of this Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to a successor corporation, the indenture described above in this Section may also provide for the release and discharge of the Company from all obligations under this Indenture or any bonds issued hereunder which are assumed by such successor corporation.”

Section 5.06                      The Company reserves the right, without any consent, vote or other action by holders of bonds of the Twentieth Series, or of any other subsequent series, to amend the Indenture, as heretofore amended and supplemented, as follows:

To amend Section 19.04 of the Indenture to read substantially as follows:

“Section 19.04.  Anything in this Indenture to the contrary notwithstanding, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)           to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the bonds, all as provided in Article XV hereof, or
(b)           to add one or more covenants of the Company or other provisions for the benefit of all holders of the bonds or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, bonds of one or more specified series, and to make the occurrence of a default in the performance of any of such additional covenants an additional “Default” under Section 12.01 permitting the enforcement of all or any of the several remedies provided in this Indenture, as herein set forth; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than those allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may (subject to the provisions of applicable law) limit the remedies available to the Trustee upon such default; or to provide that the occurrence of one or more specified events shall constitute additional “Defaults” under Section 12.01 as if set forth therein, or to surrender any right or power herein conferred upon the Company, which additional “Default” or surrender may be limited so as to remain in effect only so long as bonds of one or more specified series shall remain Outstanding; or
(c)           to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; or
(d)           to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that no such change, elimination or addition shall adversely affect the interests of the holders of bonds of any series in any material respect; or
(e)           to establish the form or terms of bonds of any series as contemplated by Article II; or
(f)           to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all or any series of bonds; or
(g)           to change any place or places (within the United States of America) where (1) the principal of and premium, if any, and interest, if any, on all or any series of bonds shall be payable, (2) all or any series of bonds may be surrendered for registration of transfer, (3) all or any series of bonds may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of bonds and this Indenture may be served; or
(h)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the holders of bonds of any series in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as in effect at any time and from time to time,
(x)           shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to the Trust Indenture Act of 1939 as then in effect, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof; or
(y)           shall permit one or more changes to, or the elimination of, any provisions hereof which shall theretofore have been required by the Trust Indenture Act of 1939 to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act of 1939, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof.”

ARTICLE VI

Amendments To Certain Provisions of The Indenture

Section 6.01                      Section 1.02 of Article I of the Indenture, as heretofore supplemented, is hereby modified by adding definitions of "capital stock" and "common stock" before the definition of "the City" to read as follows:

"The term "capital stock" shall mean the common stock and any preferred stock and any preference stock issued by an entity."

"The terms "Common Stock" and "common stock" shall mean the class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that preference stock and preferred stock, even if it has such ordinary voting power, shall not be considered common stock."

Section 6.02                      Section 1.02 of Article I of the Indenture, as heretofore supplemented, is hereby modified by adding a definition of a "corporation" after the definition of "the Company" to read as follows:

"The terms "Corporation" and "corporation" shall mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities."

Section 6.03                      Section 1.02 of Article I of the Indenture, as heretofore supplemented, is hereby modified by adding a definition of a "preference stock" and "preferred stock" after the definition of "Outstanding" to read as follows:

"The terms "Preference Stock," "preference stock," "Preferred Stock" and "preferred stock" shall mean any class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to common stock."

Section 6.04                      Section 3 of Article I of the Indenture, as heretofore supplemented, is hereby modified by amending a definition of "Board of Directors" to read as follows:

"The term "Board of Directors" shall mean the board of directors, the board of managers or the equivalent governing body of an entity, or any committee, corporation, individual or group of individuals duly authorized to act for such entity in respect of matters relating to this Indenture."

Section 6.05                      Section 14.01 of Article XIV of the Indenture, as heretofore supplemented, is hereby modified to clarify that all of the references to stockholders are deemed to include members or other owners of ownership interests in that entity and all of the references to officers and directors are deemed to include managers, trustees and other persons performing similar functions.

Section 6.06                      In furtherance of the foregoing, references in the Indenture, as heretofore supplemented, to the corporate nature of the Company's existence shall, upon and after giving effect to a consolidation of the Company with, or merger of the Company into, or conveyance, transfer or lease of all or substantially all of the Mortgaged and Pledged Property, as an entirety to any corporation, as the case may be, be deemed to refer to the successor corporation.

Section 6.07                      Effective Date.  Each of the amendments set forth in Sections 6.01 through 6.06 of this Article VI shall be effective as of November 1, 2012.  The Indenture, as heretofore supplemented, shall be deemed amended and modified to the extent necessary to give effect to the foregoing. Except as amended and modified hereby, the Indenture, as heretofore supplemented, shall remain in full force and effect.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01                      Acceptance of Trusts. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are solely made by the Company. In general, each and every term and condition contained in Article XVI of the Original Indenture shall apply to and form part of this Sixteenth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixteenth Supplemental Indenture.

Section 7.02                      Effect of Sixteenth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana, the general language of conveyance contained in this Sixteenth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Sixteenth Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustee herein named is named as mortgagee and pledgee and secured party in trust for the benefit of itself and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and is irrevocably appointed special agent and representative of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 7.03                      Record Date. The holders of the Bonds of the Twentieth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Twentieth Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders of the Bonds of the Twentieth Series at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders of the Bonds of the Twentieth Series after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 7.04                      Titles. The titles of the several Articles and Sections of this Sixteenth Supplemental Indenture shall not be deemed to be any part hereof.

Section 7.05                      Counterparts. This Sixteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.06                      Governing Law. The laws of the State of New York shall govern this Sixteenth Supplemental Indenture and the Bonds of the Twentieth Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE VIII

SPECIFIC DESCRIPTION OF PROPERTY

PARAGRAPH ONE

The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

PARAGRAPH TWO

The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

PARAGRAPH THREE

All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.

PARAGRAPH FOUR

The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.

PARAGRAPH FIVE

The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company’s rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.

PARAGRAPH SIX

The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.

PARAGRAPH SEVEN

All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.

Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.

IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and THE BANK OF NEW YORK MELLON has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Treasurers or Assistant Secretaries for and on its behalf, all as of the day and year first above written.

ENTERGY NEW ORLEANS, INC.

By:/s/ Steven C. McNeal
Name: Steven C. McNeal
Title:   Vice President and Treasurer

Attest:

By: /s/ Dawn Balash
Name: Dawn Balash
Title:  Assistant Secretary

Executed, sealed and delivered by
ENTERGY NEW ORLEANS, INC.
in the presence of:

By:  /s/ Shannon Ryerson
Name: Shannon Ryerson

By:  /s/ Christina Edwards
Name: Christina Edwards

THE BANK OF NEW YORK MELLON
As Trustee

By: /s/ Mary Ann Joseph
Name:  Mary Ann Joseph
Title:    Vice President

Attest:

By:  /s/ Laurence J. O’Brien
Name:  Laurence J. O’Brien
Title: Vice President

Executed, sealed and delivered by
  THE BANK OF NEW YORK MELLON
 in the presence of:

By: /s/ Glenn G. McKeever
Name: Glenn G. McKeever

By:  /s/ Thomas Hacker
Name: Thomas Hacker

STATE OF LOUISIANA   )
                                               ) SS.:
PARISH OF ORLEANS     )

On this 15th day of November, 2012, before me appeared STEVEN C. MCNEAL, to me personally known, who, being duly sworn, did say that he is the Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said STEVEN C. MCNEAL acknowledged said instrument to be the free act and deed of said corporation.

On the 15th day of November, 2012, before me personally came STEVEN C. MCNEAL, to me known, who, being by me duly sworn, did depose and say that he resides at 8043 Winners Circle, Mandeville, Louisiana 70448; that he is the Vice President and Treasurer of ENTERGY NEW ORLEANS, INC., one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Jennifer Favalora
Notary Public
Jennifer B. Favalora
Louisiana Notary ID No. 57639
Commission expires upon my death

STATE OF NEW YORK       )
                                                  ) ss.:
COUNTY OF NEW YORK   )

On this 28th day of November, 2012, before me appeared Mary Ann Joseph to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he/she is a Vice President of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Mary Ann Joseph acknowledged said instrument to be the free act and deed of said corporation.

On the 28th day of November, 2012, before me personally came Laurence J. O’Brien, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he/she resides in Upper Saddle River, New Jersey; that he/she is a Vice President of THE BANK OF NEW YORK MELLON, one of the corporations described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

/s/ Anna Yui
Notary Public State of New York
Qualified in Queens County
Reg #01Y15080477
Commission Expires June 13, 2015

EXHIBIT A

[FORM OF BOND OF THE TWENTIETH SERIES]
[(See legend at the end of this bond for
restrictions on transferability and change of form)]

FIRST MORTGAGE BOND,
5.0% Series due December 1, 2052

CUSIP No. 29364P 509

No. R-__
     $___________

ENTERGY NEW ORLEANS, INC., a corporation duly organized and existing under the laws of the State of Louisiana (the “Company”), for value received, hereby promises to pay to ___________ or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of _____________ ($___________) on December 1, 2052, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof, if the date of this bond is prior to March 1, 2013, or, if the date of this bond is on or after March 1, 2013, from the March 1, June 1, September 1, or December 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of five percent (5.0%) per annum in like coin or currency on March 1, June 1, September 1, and December 1, commencing March 1, 2013, and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of six percent (6.0%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

This bond shall not become obligatory until The Bank of New York Mellon, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series of First Mortgage Bonds, 5.0% Series due December 1, 2052 (herein called bonds of the Twentieth Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto including the Sixteenth Supplemental Indenture dated as of November 1, 2012, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to The Bank of New York Mellon (successor to Bank of Montreal Trust Company), as Trustee. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustee and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Twentieth Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

The bonds are issuable as registered bonds without coupons in the denominations of $25.00 and integral multiples thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his or her duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption price as is provided in the Sixteenth Supplemental Indenture. This bond is also redeemable at the option of the owner upon the events, in the manner, and at such redemption prices as are specified in the Sixteenth Supplemental Indenture. This bond is also mandatorily redeemable under certain circumstances in the manner and at such redemption price as is provided in the Sixteenth Supplemental Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

As provided in the Mortgage, this bond shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

ENTERGY NEW ORLEANS, INC.

By:__________________________
Name:
Title:

Attest:

By:____________________
Name:
Title:

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.

THE BANK OF NEW YORK MELLON,
as Trustee,

By:______________________________
Authorized Signatory

[LEGEND

Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the “Depositary”), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary, and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]